Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 2, 2023, with respect to the consolidated financial statements of Crown LNG Holding AS, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS

Oslo, Norway

February 2, 2024